Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Meten EdtechX Education Group Ltd. of our report dated April 30, 2021, with respect to our audit of the consolidated financial statements of Meten Edtechx Education Group Ltd and its subsidiaries as of and for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Very truly yours,

/s/ AUDIT ALLIANCE LLP
AUDIT ALLIANCE LLP

June 10, 2021